Exhibit 10.14

Guarantee Contract (Line of Credit Extension)

No.: Wu Zhong Yin Bao Zi No.: 0461175

Guarantor (Party A): Multi-Fineline Electronix (Suzhou) Co., Ltd.

Legal entity business license No.: 005874

Legal representative: Xu Jiading

Residence: Suning Industrial District, Wuzhong Economic Development Zone

Method of contact: 65638146

Creditor (Party B): Bank of China Suzhou City Wuzhong Branch

Legal representative or person in charge: Liu Li

Residence: No. 110 Dongwu North Road, Suzhou

Method of contact: 65272848

Debtor (warrantee): Multi-Fineline Electronix (Suzhou No. 2) Co. Ltd.

Legal entity business license No.: 011598

Legal representative: Xu Jiading

Residence: Dongwu Industrial Park, Wuzhong Economic Development Zone

Method of contact: 65638146

In order to make sure that the debtor obligations under the line of credit extension agreement (referred to as “Master Contract” hereinafter) are effectively implemented as signed by and between the debtor and Party B on October 20, 2004 with the agreement number as Wu Zhong Yin Bao Zi No.: 0461175, Party A is willing to provide security of guaranty to Party B. For the purpose of clarifying the rights and obligations between the two parties, Party A and Party B have concluded the Contract by reaching an agreement through equal negotiations in accordance with the requirements as described in contract laws, security law and other relevant laws and regulations.

Provision One        Statement and Guarantee

Party A presents the following statement and guarantee:

1.	In accordance with the laws of China, Party A is eligible to be a guarantor and may provide security of guaranty to external parties.

2.	Party A has the ability to bear the responsibility of guarantee, and such responsibility of guarantee may not be reduced or waived due to any administrative instructions, changes of financial conditions, and any agreements as signed with any organizations.

3.	Party A fully understands how the debtor in the Master Contract will use the capital from credit extensions, is entirely of its own free will to provide guarantee for the debtor in the Master Contract, and has genuinely expressed its full meanings in this contract. The signature of the legal representative or the authorized agent is genuine, and has been legally authorized.

4.	Party A fully understands the intendment of law of its statement and promise as made in the guarantee contract.

5.	All the documents, data, statements and reports, and evidence provided by Party A to Party B are accurate, real, complete and effective.

6.	The counter guarantee agreement as signed by and between Party B and the debtor or the agreement as signed by and between Party A and other party may not harm the rights of Party B under this agreement. Without approval from Party B, Party A may not ask the debtor to set up counter guarantee in the form of pledge or hypothecation with regard to the obligations of Party A under this guarantee agreement.

7.	Party A shall notify Party B in advance of any forms of property right changes or operational adjustments as occur in the period of guarantee. If Party B asks for increase or change of guarantor, Party A shall implement it.

8.	Party A shall immediately notify Party B of any of its establishment, change, and cancellation of registration as conducted at the state industrial and commercial and administrative authorities.

Provision Two        Relationship Between Guarantee Contract and Master Contract

1.	This guarantee contract is an independent guarantee. If the Master Contract becomes invalid or revocable due to any reason, such does not affect the effectiveness of the guarantee contract, and the guarantee contract shall remain effective, and Party A shall remain responsible to Party B for the guarantee.

2.	If Party B cancels the Master Contract or makes the Master Contract expire ahead of schedule in accordance with the law or the stipulations as described in the Master Contract, Party A shall assume the responsibility of guarantee for the losses that the debtor of the Master Contract should have undertaken for the sake of Party B (including the cancellation or earlier expiration of specific credit extension agreement).

3.	When the two parties of the Master Contract negotiate changes to the Master Contract (including supplementary agreements), except for the extension of the period for credit extension application or for the increase of the total amount for credit extension, it is not necessary to get approval from Party A, and Party A shall remain responsible for the guarantee.

If the period for credit extension application is extended for the Master Contract without approval from Party A, Party A shall still bear the responsibility of guarantee within the original period of guarantee. If the total amount for credit extension is increased for the Master Contract without approval from Party A, Party A shall still bear the responsibility of guarantee within the cash amount for the credit extension as originally secured.

If the debtor changes the purpose for the capital from credit extension without authorization, withdraws money earlier or later than the scheduled date, makes repayment or pays interest earlier or later than the scheduled date, and increases or decreases the withdrawal amount within the scope of the total amount for credit extension without approval from Party B, such may not be deemed as changes to the Master Contract, and Party A shall remain responsible for the guarantee within the original scope and period of the guarantee.

4.	Without approval from Party A, Party B may transfer the Master Contract to a third party within the valid period of this contract, and Party A shall remain responsible for the guarantee within the original scope of the guarantee.

5.	With written approval from both Party A and Party B, the debtor may transfer the debt under the Master Contract to a third Party within the valid period of this contract, and Party A shall remain responsible for the debt after the transfer.

Provision Three        Cash Amount and Scope of Guarantee

The principal rights of credit as secured in this contract are the principal balance and interest (including legal interest, contract interest, compound interest, and penalty interest), penalty, compensation, expenses for rights of credit realization (including costs of the action, attorney fee, notarial fee, and execution fee) and all other expenses payable, which may not exceed RMB 40 million yuan, as generated in accordance with the Master Contract between Party B and the debtor beginning from October 20, 2004 to October 19, 2005.

If, due to business needs, different types of credit extension business are adjusted for use with agreement as reached between Party B and the debtor through negotiations and on the premise that the line of credit extension is not exceeded for the Master Contract, or the letter of guarantee and letter of credit under the Master Contract are reissued (including re-issuance for many times) or issued instead by the bank of the creditor with higher authorities or by an overseas branch of Bank of China or an overseas bank, such may not affect Party A in taking joint liability for guarantee with regard to the actual debt of the debtor.

Provision Four        Form of Guarantee

1.	The form of guarantee for this guarantee contract is joint liability security

2.	If there are several persons as the guarantor, all such persons and the debtor shall take the joint liability for guarantee together towards Party B.

Provision Five        Period of Guarantee

1.	The period of guarantee for this contract is: two years from the date on which the debt the debtor owes to Party B matures (including maturity by installments) under each specific credit extension business agreement.

2.	If Party B cancels the Master Contract or makes the Master Contract expire ahead of schedule in accordance with the law or the stipulations as described in the Master Contract, the period of guarantee is two years from the date on which Party B announces or notifies the debtor of the cancellation of the Master Contract or the Master Contract expires ahead of schedule (including the cancellation or the expiration ahead of schedule of specific credit extension business agreements).

Provision Six        Continuity of Security of Guaranty

Before the entire obligations under this guarantee contract are fully implemented, if Party A (including, but not limited to, its successor, assignee, and receiver) has any property right changes or operational adjustments, Party B shall be notified of such in writing. Any property right changes or operational adjustments (including, but not limited to, signing joint-venture and cooperative business operation agreements with overseas merchants as well as with Hong Kong, Macao and Taiwan merchants; cancellation, closure, suspension of production and changing the line of production; separation, combination, merger, and being merged; reorganization, establishment or reconstruction into a joint-stock company; becoming a shareholder or making investment in a joint-stock company or investment company with fixed assets such as building and machinery equipment or with intangible assets such as trademark, patent, proprietary technology and land use right; and engagement in property right and management right transaction by way of lease, contracting, joint operation, trusteeship and other procedures) as conducted by Party A or by the debtor (including the upper-level organizations of the hypothecator or borrower) do not affect the continuity of the security obligations of Party A under this contract.

Provision Seven        Responsibility for Breach of Contract

I.	The following conditions constitute the breach of contract on the part of Party A under this contract:

1.	Party A violates the requirements as described in Provision One of this contract by making false statement or announcement.

2.	Party A fails to settle debt of the debtor in a timely way in accordance with the requirements as described in this guarantee contract.

3.	This contract becomes invalid because of Party A.

II.	If Party A violates the contract, Party B has the right to take one or more of the following actions:

1.	Ask Party A to implement the obligations as stipulated in the contract.

2.	Cancel other business contract(s) with Party A or announce that other business contract(s) expire(s) ahead of schedule.

3.	Ask Party A to pay penalty in a total amount equivalent to 10% of the entire debt as secured under this contract.

4.	Ask Party A to compensate Party B for all direct or indirect losses as suffered by Party B due to breach of contract by the debtor (including, but not limited to, the losses as suffered by Party B for failure to recover the full amount of the principal, interest and expenses of credit extension capital under the Master Contract or the supplementary agreements).

5.	Only by notification, Party B has the right to offset the secured right of credit by using the matured capital in any account of Party A at Party B or its branch organizations or upper-level organizations of the same legal entity (if the capital in the account is not mature yet, Party A agrees that the capital immediately matures ahead of schedule, and Party B is authorized to exercise its right to offset).

Provision Eight        Waiver of Rights

1.	Under this contract, Party A shall make full payment for the debt within the scope of guarantee, and may not make a proposal to offset.

2.	Any tolerance, grace and favorable conditions as offered by Party B to Party A or the delayed implementation of the rights under this contract do not affect, harm or restrict any right of Party B as acquired in accordance with this contract and relevant laws, may not be deemed as the waiver of right and interest under this contract by Party B, and do not affect any obligations that Party A shall undertake under this contract.

Provision Nine        Modification, Supplementation and Interpretation to or of Guarantee Contract

1.	With written approval from both Party A and Party B, this guarantee contract may be modified and supplemented; any modification and supplementation to the contract all constitute an inseparable part of the contract.

2.	The remaining issues of this contract shall be explained or processed in accordance with the relevant provisions of the Master Contract as secured under this contract and the relevant requirements of Bank of China.

Provision Ten        Settlement of Dispute, Application of Law and Competent Court

1.	The laws of the People’s Republic of China apply to the conclusion, force, interpretation and implementation of this contract and to the settlement of dispute. During the implementation of this contract, all the disputes as generated in the implementation of this contract shall be settled through friendly negotiations between the two parties. When negotiations do not work, either party in concern may directly file a lawsuit at the people’s court for a settlement through legal procedures.

2.	The competent court for the dispute under this contract is the local people’s court where Party B is.

3.	Party A shall be responsible for all the expenses related to the lawsuit except otherwise determined by the people’s court.

Provision Eleven        Validation of Contract

This contract and its modifications and supplements will go into effect once signed and marked with seals by the legal representatives or agents of the two parties and marked with official seals (including contract specific seals).

This contract has two identical original copies, Party A and Party B hold one copy each respectively, and the two copies have the same legal effect.

Guarantor (Party A): [round seal:] Multi-Fineline Electronix (Suzhou) Co., Ltd. Legal representative or agent: (Signature and seal) [illegible signature]	Creditor (Party B): [round seal:] Bank of China Suzhou City Wuzhong Branch Legal representative or agent: (Signature and seal) [signature:] Xiao Xiaohua

Time and site: Bank of China Wuzong Branch on October 20, 2004

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